Exhibit 99.1

OLB Group to Acquire Controlling Interest in black011.com Platform to Provide Open Access to Approximately 31,600 Retail Locations

Acquisition Offers Distribution and Point-of-Sale Merchant Services and Digital Products to Bodega and Convenience Store Sector

NEW YORK, NY / ACCESSWIRE / June 15, 2023 / The OLB Group, Inc. (NASDAQ:OLB), a leading FinTech provider of Fintech, digital assets and payment solutions, purchased 80.1% of the parent, LLC, will enable OLB Group to focus on the underbanked communities utilizing the SDI platform following the purchase of the majority interest. Adding the SDI network to its offerings will enables OLB Group to provide the owners of the merchant locations the ability to reload cash to their account and provide instant access to digital products to their customers’ Mobile App and digital wallet into its electronic portal.

OLB Group plans to market to the SDI network, which currently has approximately 31,600 locations in the USA, the ability of having one POS system that will allow the retail customer to purchase products and reload their mobile phone minutes.

Ronny Yakov, CEO of OLB Group, said, “After the initial expansion of the SDI network into the New York, New Jersey, Connecticut tri-state area, OLB Group’s initial goal is to sign up 1,000 new targeted prime locations, including convenience stores and ‘bodegas’, especially those locations near mass transit stations, with OLB Group as the full-service point of sale provider.”

OLB plans to re-brand the platform and make it part of the OLB Payment Platform and ECO Payment system and offer additional services to compliment the store owners from instant loans and services to their network of customers.

Jeff Jorgge, Vice President of Sales at OLB Group, recently joined OLB Group to lead this project of selling the product offerings in the SDI Network to small convenience stores and “bodegas” nationwide, is uniquely qualified given his 15 years of industry experience and has done similar work with several major companies.

Mr. Jorgge stated, “I have been involved in indirect channel distribution for the past 15 years in the New York, New Jersey and Connecticut area and am very excited about all the additional unique services that OLB will bring to the merchants on the SDI network.The OLB Group applications of in-store and on-mobile online App and will help to bridge the digital divide for the unbanked, underbanked, and underserviced population.”

OLB Group will offer additional products and programs to the list of services to be offered to the store owners, including wallets with instant credit loaded based on approvals, issuing loans and a prepaid General Purpose Reloadable (GPR) program supporting the SDI wireless brands (Black Wireless and Mango Mobile) with a rebate program that will enable SDI to subsidize some of their current wireless programs through its master distributors and dealers.

About The OLB Group, Inc.

The OLB Group, Inc. is a diversified Fintech eCommerce merchant services provider and Bitcoin mining enterprise. The Company’s eCommerce platform delivers cloud-based merchant services for a comprehensive digital commerce solution to over 10,500 merchants in all 50 states. DMint, a wholly owned subsidiary of OLB Group, is engaged in the mining of Bitcoin in a facility in Tennessee utilizing sustainable hydroelectric and solar power.

For more information about The OLB Group, please visit https://www.olb.com

Safe Harbor Statement

All statements from The OLB Group, Inc. in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements concerning the impact of COVID-19 on our operations and financial condition, our ability to implement our proprietary merchant boarding and CRM system and to roll out our Omni Commerce and SecurePay applications, including payment methods, to our current merchants and the integration of our secure payment gateway with our crowdfunding platform, our ability to successfully launch a cryptocurrency mining operation and our ability to earn revenue from the new operations. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include statements regarding the expected revenue and income for operations to be generated by The OLB Group, Inc. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Contacts

OLB Group Investor Relations
Rick Lutz
ir@OLB.com
(212) 278-0900 Ext. 333

SOURCE: The OLB Group, Inc.